Exhibit 99.1

Aldeyra Therapeutics Reports First Quarter 2015 Financial and Operating Results

Initiated Two Phase II Clinical Trials and Secured $9.0 Million In Net Proceeds Through Two Private Placements In Q1

Follow-On Public Offering Resulting in $18.8 Million In Net Proceeds Expected to Close in May

Lexington, MA, May 13, 2015 – Aldeyra Therapeutics, Inc. (NASDAQ: ALDX) (Aldeyra), a biotechnology company focused on the development of products to treat diseases related to free aldehydes, today announced its financial results for the first quarter ended March 31, 2015.

Recent Highlights

•	Secured $9.0 million in net proceeds through two private placements in January

•	Estimated $18.8 million in net proceeds through a follow-on public offering expected to close on May 13, 2015

•	Initiated Phase II clinical trial of NS2 for the treatment of noninfectious anterior uveitis

•	Initiated Phase II clinical trial of NS2 for the treatment of Sjögren-Larsson Syndrome (SLS)

•	Presented novel data on NS2 at the 2015 Society for Inherited Metabolic Disorders Annual Meeting and the 2015 American Academy of Allergy Asthma & Immunology Annual Meeting

Todd C. Brady, M.D., Ph.D., President and CEO of Aldeyra, commented, “From a clinical perspective, the first three months of 2015 mark one of the most active quarters in Aldeyra’s history with the launch of two Phase II clinical trials of NS2. Both the Sjögren-Larsson Syndrome (SLS) trial and noninfectious anterior uveitis trial have begun enrollment and we expect to begin to provide preliminary data for these indications by the end of 2015.

“Our expected $18.8 million capital raise from our follow-on public offering, coupled with the $9.0 million we secured through our private placements in January, have generated a strong cash position as we move into the second half of 2015. With this capital, we expect to fund our current clinical trials, and will have the ability to explore the potential of NS2 in additional indications.”

First Quarter 2015 Financial Results

For the first quarter of 2015, Aldeyra reported a net loss attributable to common stockholders of approximately $2.1 million compared to net loss of approximately $13,000 for the first quarter of 2014. Basic and diluted net loss per share was $0.32 for the three months ended March 31, 2015 compared to basic net loss per share of $0.04 and diluted net loss per share of $4.04 for the same period in 2014.

Research and development expenses totaled approximately $1.1 million for the first quarter of 2015 compared to approximately $444,000 for the first quarter of 2014. The year-over-year increase of approximately $692,000 in research and development expenses was primarily related to an increase in Aldeyra’s external research and development expenditures and increased headcount, including non-cash stock based compensation of $299,000.

For the first quarter of 2015, general and administrative expenses were approximately $972,000 compared to approximately $801,000 for the first quarter of 2014. The increase of approximately $171,000 is primarily related to increases in costs associated with being a public company and the addition of general and administrative personnel, including non-cash stock based compensation of $341,000.

Total operating expenses for the first quarter of 2015 were approximately $2.1 million compared to total operating expenses of approximately $1.2 million for the first quarter of 2014.

About NS2

NS2 is an aldehyde-binding small molecule based on an innovative platform technology focused on trapping free aldehydes, which are toxic and pro-inflammatory mediators of numerous diseases. By decreasing aldehyde load, NS2 may mitigate excessive inflammation and address diseases where aldehydes are thought to mediate pathology.

About Aldeyra Therapeutics

Aldeyra Therapeutics, Inc., is a biotechnology company focused primarily on the development of products to treat diseases thought to be related to endogenous free aldehydes, a naturally occurring class of toxic molecules. The company has developed NS2, a product candidate designed to trap free aldehydes. Aldeyra has initiated clinical testing of NS2 for the treatment of Sjögren-Larsson Syndrome and noninfectious anterior uveitis. NS2 has not been approved for sale in the U.S. or elsewhere.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s plans for its product candidates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “aim,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the closing of Aldeyra’s follow-on public offering, the timing of enrollment and completion of Aldeyra’s clinical trials, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; the ability to obtain and maintain regulatory approval to conduct clinical trials and to commercialize

Aldeyra’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the size and growth of the potential markets for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue, the sufficiency of Aldeyra’s cash resources and needs for additional financing; the rate and degree of market acceptance of any of Aldeyra’s product candidates; Aldeyra’s expectations regarding competition; Aldeyra’s anticipated growth strategies; Aldeyra’s ability to attract or retain key personnel; Aldeyra’s ability to establish and maintain development partnerships; Aldeyra’s expectations regarding federal, state and foreign regulatory requirements; regulatory developments in the United States and foreign countries; Aldeyra’s ability to obtain and maintain intellectual property protection for its product candidates; the anticipated trends and challenges in Aldeyra’s business and the market in which it operates; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2014 which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections of Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which will be filed with the SEC in the second quarter of 2015.

In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Corporate Contact:

Stephen Tulipano

Aldeyra Therapeutics, Inc.

Tel: +1 781-761-4904 Ext. 205

stulipano@aldeyra.com

Investor Contact:

Sam Martin

The Ruth Group

Tel: +1 646-536-7008

smartin@theruthgroup.com

(Financial Statements to follow.)

ALDEYRA THERAPEUTICS, INC.

BALANCE SHEETS (Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$15,721,097	$8,527,304
Prepaid expenses and other current assets	177,074	232,568

Total current assets	15,898,171	8,759,872
Deferred offering costs	20,000	14,238
Fixed assets, net	13,182	12,993

Total assets	$15,931,353	$8,787,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$406,145	$341,294
Accrued expenses	436,157	908,724
Current portion of credit facility	193,866	77,546

Total current liabilities	1,036,168	1,327,564

Credit facility, net of current portion and debt discount	1,068,515	1,175,481

Total liabilities	2,104,683	2,503,045

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 15,000,000 shares authorized, none issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Common stock, voting, $0.001 par value; 150,000,000 authorized and 6,890,021 shares issued and outstanding as of March 31, 2015 and 5,565,415 shares issued and outstanding as of December 31, 2014	6,890	5,565
Additional paid-in capital	62,467,936	52,790,090
Accumulated deficit	(48,648,156)	(46,511,597)

Total stockholders’ equity	13,826,670	6,284,058

Total liabilities and stockholders’ equity	$15,931,353	$8,787,103

ALDEYRA THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended March 31,
	2015	2014

Operating expenses:
Research and development	$1,136,434	$444,278
General and administrative	972,101	800,646

Loss from operations	(2,108,535)	(1,244,924)

Other income (expense):
Change in fair value of preferred stock warrant liabilities	—	1,759,915
Interest income	—	3
Interest expense	(28,024)	(113,221)

Total other income, net	(28,024)	1,646,697

Net (loss) income and comprehensive (loss) income	(2,136,559)	401,773
Accretion of preferred stock	—	(191,568)
Allocation of undistributed earnings to preferred stockholders	—	(223,442)

Net loss attributable to common stockholders	$(2,136,559)	$(13,237)

Net loss per share attributable to common stockholders:
Basic	$(0.32)	$(0.04)

Diluted	$(0.32)	$(4.04)

Weighted average common shares outstanding:
Basic	6,667,519	327,365

Diluted	6,667,519	438,975